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ZEBRA TECHNOLOGIES CORPORATION

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Presenter Name Date Click to enter Presentation Title Subhead Copy here Zebra Technologies Stockholder Engagement Spring 2024

ZEBRA TECHNOLOGIES We Request Your Support at Zebra’s 2024 Annual Meeting We value our stockholders’ continued support and contributions to Zebra’s success. We encourage you to vote in support of management at our Annual Meeting on May 9 2 Election Of Directors – FOR ALL Our Board recommends FOR our Class I directors, who possess the skills, experience and qualifications necessary to effectively provide oversight and support management’s execution of our long-term strategic goals • Experienced and highly-qualified Board with a balance of diversity and backgrounds and a commitment to ongoing refreshment as evidenced by the addition of four new directors and a director nominee in the past four years, three of whom are considered gender or racially diverse Advisory Vote On Executive Compensation – FOR Our Board recommends FOR the advisory vote on named executive officer compensation and believes our compensation structure is aligned with our stockholders’ interests and current market practices, and that it reflects our commitment to pay for performance • Rigorous and performance-based executive compensation program which aligns pay outcomes with performance and incentivizes long-term stockholder value creation; annual cash incentive and long-term equity awards both paid out at significantly below target this year • Executive compensation decisions around leadership transition effectively retain and incentivize our executives in their new roles. Mr. Gustafsson’s one-time equity award recognizes his pivotal role in an effective leadership transition and leadership as Executive Chair. As of the Annual Meeting, Mr. Gustafsson will remain a non-executive board member and cease to be an employee Ratification Of Auditors – FOR Our Board recommends FOR the ratification of Ernst & Young LLP and believes their appointment is in the best interest of the Company and our stockholders

ZEBRA TECHNOLOGIES Strategy & Performance ~ 11% of FY23 Sales Invested in R&D ($519M) ~ 9,750 Employees in 55 Countries (FYE 2023) ~ 6,800 US & International Patents Issued and Pending (FYE 2023) 10,000+ Channel Partners in Approximately 185 Countries (FYE 2023) $4.58 Billion FY23 Revenue Industry Leader with Portfolio of Solutions that Digitize & Automate Operations Zebra’s products, software, services, analytics and solutions are used to intelligently connect people, assets and data to help our customers make business-critical decisions • Zebra Technologies has a 50+ year track record of innovation with #1 market share in enterprise mobile computing, barcode printing, and data capture solutions, and a strong record of long-term value creation • We have a 5-7% (annualized) organic sales growth profile in a vibrant $30 billion served market, benefiting from secular trends to digitize & automate operations across the supply chain to facilitate the increasingly on-demand economy • We have been enhancing Zebra’s profitable growth profile through complementary areas (e.g., RFID, Machine Vision, Software) that elevate us as an end-to-end solutions provider • Our industry has been experiencing sales declines due to many customers navigating a challenging environment and absorbing capacity they built out during the pandemic to address the spike in e-commerce activity • End market demand trends have stabilized and we have been driving cost and go-to-market actions that position us to return to growth in 2024 We are building on our market leading position in our core, while capitalizing on compelling opportunities that advance our vision in complementary areas 3

Zebra's Board of Directors

Highly-qualified directors whose experience, skillsets, and personal characteristics create a balanced Board with diverse viewpoints and deep expertise that are aligned with Company strategy



William J. Burns
Chief Executive Officer
Zebra Technologies



Michael A. Smith
Lead Independent Director
Chair and CEO, FireVision



Anders Gustafsson
Executive Chair
Zebra Technologies

Active Board refreshment, resulting in the addition of 4 new directors and a director nominee in the last 4 years



Linda M. Connly
Expert Partner,
Bain & Company



Nelda J. Connors
Founder, Chairwoman and CEO, Pine Grove Holdings



Satish Dhanasekaran
President and CEO,
Keysight Technologies



Ross W. Manire
Former President and CEO,
ExteNet Systems



Frank B. Modruson
Former CIO, Accenture



Janice M. Roberts
Partner/Advisory Partner,
Benhamou Global Ventures



Kenneth B. Miller
EVP and CFO,
Juniper Networks

Kenneth Miller is nominated for election to our Board at the 2024 Annual Meeting

Mr. Miller is the EVP and CFO of Juniper Networks and has more than 25 years of experience in the technology industry, demonstrated success in strategic planning and business transformation and a track record of creating sustainable growth and building strong teams

Gender Diversity



30%
Women
70%
Men

Ethnic Diversity



20%
Ethnically Diverse
80%
White

ZEBRA TECHNOLOGIES
4

ZEBRA TECHNOLOGIES ✓ Calling meetings of independent directors, executive sessions, and Board meetings ✓ Serving as liaison between independent directors, the Executive Chair and members of management ✓ Briefing the Chief Executive Officer on issues arising from executive sessions ✓ Leading the independent Directors’ evaluation of the CEO and Executive Chair’s effectiveness, including meeting with each independent director and gathering feedback ✓ Coordinating the Board’s, committees’ and directors’ self-assessments and evaluation processes ✓ Making himself available to major stockholders if requested and where appropriate ✓ Leading Board meetings when the Executive Chair is not present and providing feedback to Executive Chair and management from any meetings of independent directors, when appropriate ✓ Presiding at all meetings of stockholders and of the Board ✓ Approving Board agenda items in collaboration with the CEO and Lead Independent Director ✓ Working with the Nominating and Governance Committee and Lead Independent Director with respect to oversight of corporate governance matters ✓ Working with the Compensation Committee and Lead Independent Director on talent development plans for the CEO and other key members of senior management as well as oversight of the CEO’s performance review ✓ Making himself available to major stakeholders if requested and where appropriate ✓ Acting as a liaison between management and the Board CEO Succession and Board Leadership Update In March 2023, Bill Burns was promoted to CEO and former CEO Anders Gustafsson transitioned to the role of Executive Chair. As part of the transition, Independent Chair Michael Smith was appointed Lead Independent Director • As part of a thoughtful and robust multi-year succession planning process, Bill Burns was appointed CEO in March 2023 and Anders Gustafsson, Zebra’s former CEO, was appointed Executive Chair of the Board • Mr. Gustafsson played a pivotal role in ensuring an effective leadership transition, advising on the Company’s strategic efforts along with transitioning customer and partner relationships over the past 14 months • Maintaining separate CEO and Chair roles meets governance best practices and allows for the Company to benefit from Mr. Gustafsson’s extensive knowledge of the business and markets we serve • The Board also determined that it is in the best interests of the Company and its stockholders to appoint Michael Smith, formerly the Independent Chair, as Lead Independent Director to ensure that the independent directors continue to have a robust leadership role in the boardroom 5 Select Lead Independent Director Duties Select Executive Chair Duties Board leadership roles have well-defined responsibilities to ensure the proper functioning of the Board and provide strong oversight

ZEBRA TECHNOLOGIES Executive Compensation Decisions Around Leadership Transition In conjunction with the transition, the Board approved new pay packages for Mr. Burns and Mr. Gustafsson to reflect their new positions and responsibilities and to effectively retain and incentivize them in their new roles 6 Mr. Burns Mr. Gustafsson Upon promotion to CEO, Mr. Burns’ base salary and target incentive bonus opportunity were established and he was awarded long term incentive compensation Upon his appointment, Mr. Burns’ base salary was set at $1,000,000 with a target annual incentive bonus opportunity of 135% of base salary Based on the Board’s desire to maintain a higher proportion of the CEO’s compensation as performance- based, it also granted the following equity awards with a grant date fair value equal to $10,000,000 weighted 70% in performance-based awards: ✓ Time-vested RSUs with a grant date fair value equal to $3,000,000 granted March 1, 2023 ✓ Performance Shares with a grant date fair value equal to $4,500,000 granted on May 4, 2023 consistent with other executive officer annual equity grant awards ✓ Promotional grant of Performance Shares with a grant date fair value equal to $2,500,000, granted on May 4, 2023 along with the annual equity grant awards Upon transition from CEO to Executive Chair on March 1, 2023, Mr. Gustafsson’s base salary was reduced to $200,000, he ceased participation in the 2023 Zebra Incentive Plan and did not receive a new annual equity grant under the Long-Term Incentive Plan Mr. Gustafsson’s employment agreement with the Company terminates as of the 2024 Annual Meeting. At that time, he will remain a non-executive board member and cease to be an employee Mr. Gustafsson received a one-time $9,000,000 equity award of time-vested RSUs which vest as of the 2024 Annual Meeting. This award was thoughtfully designed by the Board, with the assistance of its independent compensation consultant and informed by benchmarking of market data of CEO to Executive Chair transition pay practices. The award was designed to: ✓ Retain Mr. Gustafsson during the transition period in which he remains a valuable resource to the incoming CEO and provides deep understanding of the Company and its operations, people and strategic direction ✓ Recognize his leadership as Executive Chair and responsibility for the management, development and effective performance of the Board Mr. Gustafsson created tremendous value for stockholders during his service as CEO and continues to deliver unique contributions to the Board • As CEO, Mr. Gustafsson transformed Zebra into the global leader in its core markets while positioning the Company in attractive adjacent and expansion markets. His strong performance in the CEO role is reflected in the 700%+ TSR during his tenure • Our Board and leadership team continues to greatly benefit from Mr. Gustafsson’s extensive knowledge of the business and industry as well as his ability to effectively collaborate with our Board and CEO

ZEBRA TECHNOLOGIES Base Salary 8.1% Short- Term Incentive 10.9% Long-Term Equity 81.0% 91.9% At-Risk Compensation 2023 CEO Target Pay Mix* Base Salary Short- Term Incentive Long- Term Equity 30% Net Sales 50% Adjusted EBITDA Element Vehicle Performance Element Cash N/A Cash 40% Time- Vested Restricted Stock 60% Performance- Vested Restricted Stock N/A (3-year ratable vest) 20% EAI Index Compensation Program Effectively Aligns Pay with Performance Our program design reflects stockholder feedback, alignment with our strategy and our pay for performance philosophy 7 3-Year Net Sales CAGR (50%) 3-Year Adjusted EBITDA Margin (30%) 3-Year Free Cash Flow Conversion (20%) New in 2023 ✓ Rigorous and performance-based executive compensation program, with pay outcomes aligned with performance o Short-term incentive for 2023 performance paid out at 18.1% of target for all NEOs o Performance-vested restricted stock for which the performance period concluded December 31, 2023 earned at 33.3% of target ✓ Program reflects stockholder input o Including addition of a Free Cash Flow Conversion metric to our performance- vested restricted stock grant in 2023 2023 NEO Target Pay Mix Base Salary 16.0% Short- Term Incentive 14.5% Long-Term Equity 69.5% 84% At-Risk Compensation Executive Compensation Highlights *Represents Bill Burns’ 2023 target pay mix

ZEBRA TECHNOLOGIES ✓ Eight of our ten directors are independent ✓ 30% of our Board is gender diverse and 20% of our Board is ethnically diverse ✓ Board comprised of directors with a diverse mix of skills, experiences and perspectives ✓ Active Board refreshment resulting in the addition of four new directors and a director nominee in the last four years ✓ Separate Executive Chair and CEO roles with a Lead Independent Director ✓ Independent standing Board committees ✓ Regular executive session of independent directors ✓ Board and committee oversight of ESG matters ✓ Annual individual director evaluations ✓ Annual Board and committee self-evaluations ✓ Policy on directors’ outside public company board service ✓ Board reviews executive succession planning and director refreshment regularly ✓ Proxy Access By-Law ✓ Majority voting in uncontested director elections ✓ No dual class of stock or controlling stockholder ✓ Insider Trading Policy expressly prohibits hedging, pledging and short selling Zebra securities ✓ Robust Stock Ownership Guidelines, which are applicable to Executive Officers and directors ✓ Annual “say-on-pay” advisory vote ✓ Robust stockholder engagement program ✓ Clawback Policy to recoup incentive-based compensation from misconduct ✓ NEW: Accounting Restatement Clawback Policy to recoup incentive-based compensation resulting from accounting restatements ✓ “Double-trigger” accelerated vesting of equity awards ✓ No excise tax gross-ups ✓ Risk oversight by the Board and its committees ✓ Director orientation and continuing educational programs ✓ No poison pill in place Stockholder Engagement Informs Governance & Executive Compensation Committed to engaging with our stockholders to understand and incorporate their feedback into the Board’s actions regarding corporate governance and executive compensation 8 2023 Stockholder Engagement We continued our robust stockholder engagement program in 2023 by reaching out to stockholders who in the aggregate held approximately 65% of our outstanding stock and meeting with stockholders representing approximately 35% of our outstanding stock. This year, our Lead Independent Director, Michael Smith, was joined by fellow independent director Linda Connly for a portion of our engagement Topics discussed in these meetings included: • Updates on Zebra’s business and execution • Our Board composition and refreshment and our leadership transition, including the Board leadership structure • Compensation practices • Progress on Zebra’s sustainability initiatives and related disclosures • Our approach to AI in our products and as a tool in our workplace ✓ Added a Free Cash Flow Conversion metric to our performance-vested restricted stock grant ✓ Amended our Corporate Governance Guidelines to clarify how our Board incorporates diversity into director searches ✓ Delegated oversight of Inclusion and Diversity and employee engagement to our renamed Compensation and Culture Committee ✓ Included an individualized skills matrix in the proxy and enhanced disclosure of director skills ✓ Published our inaugural Zebra Sustainability Report Changes Made in 2023 Reflecting Stockholder Feedback Board, Corporate Governance and Executive Compensation Best Practices

ZEBRA TECHNOLOGIES 9 Statements made in this presentation which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results may differ from those expressed or implied in the company’s forward-looking statements. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release. These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors’ offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man- made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra’s business and results of operations. Zebra’s ability to purchase sufficient materials, parts, and components, and ability to provide services, software, and products to meet customer demand could negatively impact Zebra’s results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on Zebra’s results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the large percentage of Zebra’s international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra’s business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra’s financial results. When used in this presentation, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, please refer to Zebra’s latest filing of its Form 10-K and Form 10-Q. Safe Harbor Statement

ZEBRA TECHNOLOGIES About Zebra Zebra (NASDAQ: ZBRA) empowers the front line of business in retail, manufacturing, transportation and logistics, healthcare, and other industries to achieve a performance edge. We deliver industry-tailored, end-to-end solutions that intelligently connect people, assets and data to help our customers make business-critical decisions. www.zebra.com investors.zebra.com